SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 18, 2004

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                                   KROLL INC.
             (Exact name of registrant as specified in its charter)



            Delaware                    000-21629                13-4131019
 (State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
          incorporation)                                     Identification No.)



             900 Third Avenue
               New York, NY                                       10022
  (Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code: (212) 593-1000

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Item 5.     Other Events and Regulation FD Disclosure

      On May 18, 2004, Kroll Inc. entered into an Agreement and Plan of Merger (the "Merger Agreement") with Marsh & McLennan Companies, Inc. ("MMC") and King Merger Corp. ("Merger Sub"), a wholly-owned subsidiary of MMC, pursuant to which Merger Sub will be merged with and into Kroll and Kroll will become a wholly-owned subsidiary of MMC. In the merger, each outstanding share of Kroll common stock will be converted into the right to receive $37 in cash. All outstanding stock options, whether vested or unvested, will be converted into the right to receive, for each option, a cash payment equal to $37 less the exercise price of the option, subject to certain exceptions as described in the Merger Agreement.

      Completion of the merger is subject to receipt of the approval of Kroll's stockholders and certain regulatory authorities and other customary closing conditions set forth in the Merger Agreement.

      Pursuant to a Support Agreement with MMC (the "Support Agreement"), Jules
B. Kroll, Chairman of the Board of Kroll, Michael G. Cherkasky, President and Chief Executive Officer of Kroll, and eight other executives of Kroll have agreed to support the Merger Agreement by voting their shares in favor of the Merger Agreement and the merger contemplated thereby.

      The foregoing description of the transactions contemplated by the Merger Agreement and the Support Agreement is a summary only and is qualified in its entirety by reference to the complete copies of the Merger Agreement and the Support Agreement attached as exhibits to this Current Report on Form 8-K.

Item 7.     Financial Statements and Exhibits

      (c)   Exhibits.

            2.1 Agreement and Plan of Merger dated as of May 18, 2004 by and among Marsh & McLennan Companies, Inc., King Merger Corp. and Kroll Inc.

            2.2 Support Agreement dated as of May 18, 2004 by and among Marsh & McLennan Companies, Inc. and the stockholders of Kroll Inc. party thereto




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                                   SIGNATURES
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              KROLL INC.


                              By: /s/ Steven L. Ford
                                 -----------------------------------------
                                 Name:  Steven L. Ford
                                 Title: Executive Vice President and Chief
                                        Financial Officer


Date:  May 19, 2004




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